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(PRICEWATERHOUSECOOPERS LOGO)

                                                                     Exhibit (j)

                                        PRICEWATERHOUSECOOPERS LLP
                                        125 High Street Tower
                                        Boston MA 02110-2611
                                        Telephone (617) 530 5000
                                        Facsimile (617) 530 5001
                                        www.pwc.com

                                [PwC Letterhead]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Report to Shareholders of State Street Navigator Securities Lending Prime Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Service Providers" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 24, 2007